UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 6, 2022
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Fox Factory Holding Corp. (the “Company”), the Company’s stockholders approved the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”). The 2022 Plan became effective as of such stockholder approval. The 2022 Plan had previously been approved by the Company’s Board of Directors, subject to stockholder approval. The 2022 Plan authorizes award grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, performance units and any other type of award authorized by the 2022 Plan to the Company’s and its affiliates’ employees (including officers), directors and consultants. The 2022 Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”) subject to certain delegation rights permitted thereunder. Unless earlier terminated by the Board, the 2022 Plan will expire on the tenth anniversary of its effective date.
The 2022 Plan is designed to replace the Company’s 2013 Omnibus Plan, as amended (the “2013 Plan”), for awards granted on or after May 6, 2022. Any awards granted under the 2013 Plan remain in effect pursuant to the terms of the 2013 Plan and the respective award agreements thereunder. Effective as of May 6, 2022, awards will be issued under the 2022 Plan and no further awards will be granted under the 2013 Plan.
A more detailed description of the 2022 Plan was set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 23, 2022 under the heading “Proposal 3 – Approval of the Fox Factory Holding Corp. 2022 Omnibus Incentive Plan” and is incorporated herein by reference. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Form of Non-Employee Director Restricted Stock Unit Award Agreement (U.S.), Form of Employee Restricted Stock Unit Award Agreement (U.S.) and Form of Performance Share Unit Award Agreement for the 2022 Plan are attached to this Form 8-K as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2022 Annual Meeting was held on May 6, 2022, at 1:00 p.m., Eastern Time. A total of 42,132,376 shares of the Company’s common stock, were outstanding and entitled to vote as of March 8, 2022, the record date for the 2022 Annual Meeting. A total of 40,442,370 shares of the Company’s common stock were present or represented by proxy at the 2022 Annual Meeting, representing approximately 95.99% of the shares outstanding and entitled to vote at the 2022 Annual Meeting, thus providing a quorum.
Set forth below are the matters acted upon by the stockholders and the number of votes with respect to each proposal, as certified by the inspector of election.

Proposal No. 1: Election of Directors
The Company’s stockholders elected Thomas E. Duncan and Jean H. Hlay to serve on the Company’s Board of Directors as Class III directors, for a three year term, ending at the 2025 Annual Meeting of Stockholders, by the votes indicated below:

Director Nominee	For	Withheld	Broker Non-Votes
Thomas E. Duncan	37,719,912	1,557,913	1,164,545
Jean H. Hlay	39,050,633	227,192	1,164,545

Proposal 2: Ratification of Appointment of Independent Public Accountants
The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent public accountants for fiscal year 2022 by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
40,322,889	97,333	22,148	0

Proposal 3: Approval of Fox Factory Holding Corp.’s 2022 Omnibus Incentive Plan
The Company’s stockholders approved the Fox Factory Holding Corp. 2022 Omnibus Incentive Plan by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
38,431,558	813,176	33,091	1,164,545

Proposal 4: Advisory Vote on the Company’s Executive Compensation
The Company’s stockholders approved, on an advisory basis, the resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
37,743,322	1,509,251	25,252	1,164,545

For more information regarding Proposals 1, 2, 3 and 4, please refer to the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on March 23, 2022.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Fox Factory Holding Corp. 2022 Omnibus Plan
10.2	Form of Non-Employee Director Restricted Stock Unit Award Agreement under 2022 Omnibus Plan (U.S.)
10.3	Form of Employee Restricted Stock Unit Award Agreement under 2022 Omnibus Plan (U.S.)
10.4	Form of Performance Share Unit Award Agreement under 2022 Omnibus Plan
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	May 6, 2022	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer